Exhibit 99.1

                AmeriVest Announces Second Quarter 2003 Results

    DENVER, Aug. 11 /PRNewswire-FirstCall/ -- AmeriVest Properties Inc.
(Amex: AMV) reported results today for the second quarter ended June 30, 2003. Funds from operations (FFO) for the second quarter of 2003 were $1,823,639, or $0.14 per diluted share, compared with $1,087,106, or $0.12 per diluted share, in the second quarter of 2002. This represents a 68% increase in FFO and a 17% increase in FFO per diluted share. The company recorded a loss of $1,110,051, or $0.09 per share in the quarter, compared to net income of $373,330, or $0.04 per diluted share during the comparable period of 2002.
The financial results for the second quarter of 2003 included non-cash impairment charges in the aggregate amount of $1,465,932 for certain non-core properties previously leased to the State of Texas. See the Summary Financial Information for a reconciliation of FFO and FFO per share from net
(loss)/income and (loss)/earnings per share, the most directly comparable GAAP measures.

    "Our second quarter results reflect significant increases in revenues, FFO and FFO per share over last year and, except for the impairment charges that resulted in a net loss for the quarter, are generally consistent with our first quarter results, although impacted on a per share basis by the public offering completed in early June 2003," stated Charles Knight, president and chief operating officer of AmeriVest. "These results include a full quarter of operations from the Southwest Gas Building in Phoenix, Arizona, acquired in February, but do not reflect any new acquisitions. Assuming all contingencies are satisfied, we hope to close on the acquisition of two office buildings in metropolitan Phoenix, Arizona during the third quarter of 2003, which should contribute to our fourth quarter results. Obviously, our third quarter results on a per share basis will reflect the full dilutive impact of the recent offering."

    Revenues for the second quarter of 2003 increased 97% to $6,947,717 from $3,528,818 in the prior year period, reflecting the revenues from the acquisition of three properties in late 2002 (Parkway Centre II, Centerra and Chateau Plaza) and one property in early 2003 (Southwest Gas). In addition to property operating expenses, which increased due to the additional properties acquired, general and administrative expenses also increased 96% from the second quarter of 2002. This increase is primarily attributable to the consolidation of the Company's former outside advisor effective November 1, 2002. Interest expense increased due to an increase in borrowings used to finance the properties acquired and depreciation and amortization expense increased due to the increase in depreciable assets. The weighted-average number of common shares outstanding during the quarter, assuming full dilution, increased by more than 40% from the second quarter of 2002, primarily due to a common stock offering completed in June 2003.

    The quarter included a $334,592 charge for impairment in the value of a 12,979 square foot building in Clint, Texas and a $1,131,340 impairment charge for a 33,312 square foot building in Paris, Texas. Both properties had been previously leased to agencies of the State of Texas. The Clint building has been vacant since November 2001 and the Paris building has been vacant since December 2002. The Company has been unsuccessful in re-leasing these properties but will continue in its efforts, however there are no near term prospects. Therefore, the Company has recorded impairment charges this quarter to reduce the net book values of the properties to their estimated fair value of the land. The impairment charge is added back for purposes of calculating FFO. The Company will continue to monitor their non-core properties for any indications of impairment.

    "As we said at the end of last year, the economic viability of certain buildings in our non-core portfolio leased primarily to the State of Texas may be dependent on our ability to retain the State as a tenant. Because we have had no success in re-leasing either the Clint or Paris buildings we have elected to take additional impairment charges in the second quarter," said Knight. "In the event more buildings in this non-core portfolio become vacant and we are unable to find replacement tenants, we may incur additional impairment charges in the future."


    Year to Date Results

    For the six months ended June 30, 2003, FFO totaled $3,609,251, or $0.30 per diluted share, compared to $2,169,560, or $0.28 per diluted share, for the same period in 2002. This represents an increase of 66% in FFO and 7% in FFO per diluted share. Net loss for the six-months ended June 30, 2003 was $705,087, or $0.06 per share, down from net income of $764,292, or $0.10 per diluted share, for the comparable prior year period. As previously mentioned, the increase in revenues and expenses is primarily due to the late-2002 and early-2003 property acquisitions, consolidation of the Company's former outside advisor and continued growth of the Company.


    Operating Results

    At June 30, 2003, the Company's portfolio included 27 office properties totaling approximately 1.5 million square feet located in Colorado, Texas, Arizona and Indiana. The Company's core portfolio (which excludes assets it owns less than 100% and smaller office buildings primarily leased to the State of Texas and Bank of America) included 9 properties totaling approximately 1.2 million square feet located in metropolitan Denver, Phoenix, Dallas and Indianapolis. Core portfolio occupancy at the end of June was 91.0%, compared to a weighted average occupancy in AmeriVest's core markets of 80.2%.

    "We are very pleased to have been able to maintain our core portfolio occupancy at 90%, generally consistent with last quarter," said Knight. "Notwithstanding office markets that further deteriorated during the quarter, we continue to see activity with our small and mid-size tenants. Our primary opportunities to increase portfolio occupancy remain at the Centerra and Sheridan Center buildings, where we are beginning to see results of our marketing efforts," continued Knight.


    Second Quarter Highlights

      * In June, the Company completed a 5,750,000-share common stock offering, which raised approximately $33,300,000 after the underwriting commission and offering expenses. RBC Capital Markets and Ferris, Baker Watts, Incorporated were the joint lead managers of the offering and BB&T Capital Markets, J.J.B. Hilliard,
        W.L. Lyons, Inc., Morgan Keegan & Company, Inc. and Stifel, Nicolaus & Company, Incorporated were co-managers. During June and July, the Company used $28,957,660 of the proceeds to repay a portion of the outstanding balance on the revolving line of credit with Fleet National Bank. This left an outstanding balance on the line of credit of $11,400,000 at July 31, 2003 with $30,600,000 of availability.
        The Company intends to use available amounts under this line of credit to fund future property acquisitions.

      * The Company entered into two separate contracts to acquire two office properties within the next 60 days for an aggregate purchase price of approximately $51,250,000. The buildings contain an aggregate of approximately 390,000 rentable square feet. Both contracts are subject to a number of contingencies and there is no assurance that either of these acquisitions will occur.

      * During the second quarter, the Company entered into a commitment for a $42,000,000 long-term fixed-rate credit facility from a financial services company. This facility will be secured by mortgages on Parkway Centre II, Centerra and Southwest Gas. The proceeds will be used to repay the variable-rate loan on Parkway Centre II, which has an outstanding balance of $17,000,000 and a maturity of August 2004, and to acquire additional properties as the proceeds from the common stock offering were used to repay the loans on Centerra and Southwest Gas. This refinancing is expected to close in late-August 2003, however the loan is subject to a number of contingencies and there is no assurance that this refinancing will actually occur.

      * In June, the board of directors declared a quarterly dividend of $0.13 per common share, which was paid on July 15, 2003, and represents our 28th consecutive quarterly dividend.

    Subsequent Events

    On August 1, 2003, the Company refinanced its short-term loan with Fleet National Bank. The facility was increased from $5,100,000 to $15,000,000 and the term was extended from August 6, 2003 to November 12, 2005. Upon closing, the Company drew down $10,000,000 under this facility, of which $5,100,000 was used to repay the existing balance and the remainder will be used to repay the mortgage loan on Panorama Falls in the amount of $4,214,408, which is due on September 1, and as working capital. The Company may draw down an additional $5,000,000 under this facility within 90 days of closing. This loan bears interest at LIBOR plus 450 basis points, due in monthly installments of interest only.


    Conference Call

    The Company will hold an investor/analyst conference call on August 11, 2003, beginning at 9:00 a.m. MDT (11:00 a.m. EDT, 10:00 a.m. CDT, 8:00 a.m.
PDT) to discuss its second quarter financial results. The conference call may be joined by dialing (800) 374-0258. The password for the call is:
"AmeriVest."  Calls from outside North America should be directed to
(706) 634-4978. A digital replay will be available two hours after completion of the call until August 15, 2003 by calling (800) 642-1687 or for calls from outside North America, (706) 645-9291. The conference ID for the replay is 1806881. A live webcast of the conference call will be available at www.amvproperties.com. You must have Windows Media Player installed on your computer in order to listen to the webcast. Windows Media Player may be downloaded for free at the website listed above.


    Company Information

    AmeriVest Properties Inc., with its principal office in Denver, Colorado, owns 27 office properties and provides Smart Space for Small Business(SM) in select markets. To receive AmeriVest's latest news and information, visit our website at www.amvproperties.com.


    In addition to historical information, this press release contains forward-looking statements and information under the federal securities laws. These statements are based on expectations, estimates and projections about the industry and markets in which AmeriVest operates, management's beliefs and assumptions made by management. While AmeriVest management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management's control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release. In particular, the factors that could cause actual operating results to differ materially include, without limitation, continued qualification as a real estate investment trust, the effects of general and local economic and market conditions, competition, regulatory changes, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants' financial condition, the uncertainties of real estate development and acquisition activity, development and construction costs, insurance risks, the costs and availability of financing, potential liability relating to environmental matters and liquidity of real estate investments and other risks and uncertainties detailed in AmeriVest's 2002 Annual Report on Form 10-KSB and from time to time in the Company's filings with the Securities and Exchange Commission.


    For further information, please contact: Kim P. Boswood, Investor Relations of AmeriVest Properties Inc., +1-303-297-1800, ext. 118, kim@amvproperties.com .


                          AMERIVEST PROPERTIES INC.
                        Summary Financial Information
                                  (unaudited)

                                  Three Months               Six Months
                                 Ended June 30,            Ended June 30,
                              2003          2002         2003        2002
     Selected Income
      Statement Information:
     REAL ESTATE
      OPERATING REVENUE
       Rental revenue       $6,947,717 $3,528,818   $13,762,245  $7,154,870

     REAL ESTATE
      OPERATING EXPENSES
       Property operating
        expenses:
        Operating expenses   1,761,815    887,391     3,397,293   1,773,486
        Real estate taxes      783,642    257,799     1,555,403     624,822
        Management fees         42,897     31,820        86,374      59,882
       General and
        administrative
        expenses               742,773    379,326     1,579,853     731,634
       Impairment of
        investment
        in real estate       1,465,932         --     1,465,932          --
       Interest expense      1,811,907    920,170     3,568,177   1,818,526
       Depreciation and
        amortization
        expense              1,447,426    706,149     2,808,139   1,391,079
         Total operating
          expenses           8,056,392  3,182,655    14,461,171   6,399,429

     OTHER INCOME/(LOSS)
       Interest income          11,936     50,816        17,753      52,897
       Equity in loss
        of unconsolidated
        affiliate              (13,312)   (23,649)      (23,914)    (44,046)
                                (1,376)    27,167        (6,161)      8,851

     NET (LOSS)/INCOME     $(1,110,051)  $373,330     $(705,087)   $764,292

     (LOSS)/EARNINGS PER SHARE
       Basic                    $(0.09)     $0.04        $(0.06)      $0.10

       Diluted                  $(0.09)     $0.04        $(0.06)      $0.10

     WEIGHTED AVERAGE COMMON
      SHARES OUTSTANDING -
      NET (LOSS)/INCOME
       Basic                12,806,389  8,688,314    11,958,053   7,698,139

       Diluted              12,806,389  8,891,825    11,958,053   7,879,376

     FUNDS FROM OPERATIONS:
       Net (loss)/
        income             $(1,110,051)  $373,330     $(705,087)   $764,292
       Depreciation and
        amortization
        expense              1,447,426    706,149     2,808,139   1,391,079
       Impairment of
        investment
        in real estate       1,465,932         --     1,465,932          --
       Share of
        depreciation
        of unconsolidated
        affiliate               20,332      7,627        40,267      14,189
     FUNDS FROM
      OPERATIONS            $1,823,639 $1,087,106    $3,609,251  $2,169,560

     FUNDS FROM OPERATIONS
      PER SHARE
       Basic                     $0.14      $0.13         $0.30       $0.28

       Diluted                   $0.14      $0.12         $0.30       $0.28

     WEIGHTED AVERAGE
      COMMON SHARES OUTSTANDING -
      FUNDS FROM OPERATIONS
       Basic                12,806,389  8,688,314    11,958,053   7,698,139

       Diluted              12,906,283  8,891,825    12,055,179   7,879,376

      Funds from Operations ("FFO") is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), to be an appropriate measure of performance for an equity REIT, for the reasons, and subject to the qualifications, specified in the paragraph entitled "Non-GAAP Financial Measures" below. The above summary financial information table reflects the reconciliation of FFO from net income and a comparison to earnings per share, the most directly comparable GAAP measure, for the periods presented.

                          AMERIVEST PROPERTIES INC.
                  Summary Financial Information (continued)
                                   (unaudited)

                                                  June 30,     December 31,
                                                    2003           2002

     Selected Balance Sheet Information:
     Assets at cost                             $190,358,577   $163,697,991
     Less: accumulated depreciation
      and amortization                            (9,140,705)    (6,514,404)
     Total assets                               $181,217,872   $157,183,587

     Total mortgage loans and notes payable      $97,891,676   $106,094,232

     Total stockholders' equity                  $75,488,547    $43,895,800

     Common shares issued and outstanding         17,348,052     11,060,260


     Selected Property Information:
     Number of operating properties owned                 27             26
     Total rentable square feet                    1,563,063      1,416,350
     Occupancy                                         89.0%          88.0%

     Number of core(1) operating properties owned          9              8
     Total rentable square feet                    1,220,422      1,073,709
     Occupancy                                         91.0%          90.6%

     See chart below for detailed property occupancy information

     Selected Stock Information:
     Common share price (as of period end)             $6.26          $6.20

     Equity market capitalization               $108,598,806    $68,573,612

     Common share dividend rate                        $0.13          $0.13

     Common share annualized dividend yield
      (as of period end)                               8.31%          8.39%

      Non-GAAP Financial Measures. Funds from Operations ("FFO") is a non-GAAP financial measure. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, investing activities and financing activities, it provides investors with an indication of the ability of a company to incur and service debt, to make capital expenditures and to fund other cash needs. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

      -------------------------
      (1) "Core" properties exclude properties owned less than 100% (Panorama Falls) and smaller office buildings leased primarily to Bank of America and the State of Texas.


         AmeriVest Properties Inc. Property Occupancy(1) Information

     Core Portfolio:

                                              Average              Average
                                   Percentage   Rent    Percentage  Rent
                                   Occupancy   Per SF   Occupancy  Per SF
      Building/    Year   Rentable     at        at        at        at
      Location   Acquired Area (2)  6/30/03  6/30/03(3) 12/31/02  12/31/02(3)

     Southwest Gas
      Phoenix, AZ   2003    147,660    99.20%    $21.68     N/A       N/A

     Chateau Plaza
       Dallas, TX   2002    171,236    99.40%    $22.76    97.60%   $22.79

       Centerra
      Denver, CO    2002    186,377    72.30%    $20.28    68.10%   $20.78

    Parkway Centre II
      Dallas, TX    2002    151,988    92.50%    $20.65    97.90%   $20.84

     Kellogg Building
      Littleton, CO 2001    111,580    96.30%    $21.93    98.60%   $21.92

     Arrowhead Fountains
       Peoria, AZ   2001     96,092    100.00%   $21.66   100.00%   $21.41

     AmeriVest Plaza
        Englewood,
          CO(4)     2001    118,720    91.50%    $23.38    99.20%   $23.57

      Sheridan Center
        Denver, CO  2000    140,208    83.90%    $16.08    79.50%   $15.83

     Keystone Office Park
       Indianapolis,
           IN       1999     96,561    92.00%    $17.51    97.10%   $17.33

     Total Core
      Portfolio            1,220,422   91.00%    $20.81    90.60%   $20.76

    Non-Core Portfolio:
      Panorama Falls
        Englewood,
          CO(5)     2000     60,004    78.30%    $18.88    70.80%   $19.15

      Bank of America
        Buildings -
         Texas(6)   1998     60,095    100.00%   $15.87    97.40%   $16.00

      State of Texas
      Buildings -
        Texas(7)   1997-98  222,542    77.70%    $9.13     77.70%    $9.05

     Total Non-Core
       Portfolio            342,641    81.70%    $12.21    80.00%   $12.10

     Total Portfolio       1,563,063   89.00%    $19.08    88.00%   $18.86

      (1) Includes office space leased but not yet occupied.
      (2) Includes office space but excludes storage, telecommunications and garage space.
      (3) Annualized base rent divided by leased rentable area. Annualized base rent is original base rent plus contractual increases, but excludes percentage rent, additional rent (operating expense reimbursements) and parking.
      (4) Formerly known as Sheridan Plaza at Inverness.
      (5) 20% of the property is owned by AmeriVest and 80% by Freemark Abbey Panorama, LLC as tenants in common.
      (6) Buildings leased approximately 63% to Bank of America, with the remainder leased to a number of small tenants.
      (7) Buildings leased primarily to various agencies of the State of Texas.



SOURCE  AmeriVest Properties Inc.
    -0-                             08/11/2003
    /CONTACT: Kim P. Boswood, Investor Relations of AmeriVest Properties Inc., +1-303-297-1800, ext. 118, kim@amvproperties.com /
    /Web site:  http://www.amvproperties.com /
    (AMV)